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EXHIBIT 23.01

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

        I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated March 14, 2003, relating to the financial statements of VendingData Corporation as of December 31, 2002, included in VendingData Corporation's Annual Report on Form 10-KSB/A previously filed with the Securities and Exchange Commission on April 28, 2001 and to all references to my firm included in this Registration Statement on Form S-8.

/s/ JAMES E. SCHEIFLEY James E. Scheifley, Certified Public Accountant

September 10, 2003
Dillon, Colorado

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT